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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 15, 1997, which appears on page 37 of the 1996 Annual Report to Shareholders of Carnival Corporation, which is incorporated by reference in Carnival Corporation's Annual Report on Form 10-K for the year ended November 30, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

Miami, Florida

December 19, 1997